UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 18, 2004

Optelecom, Inc.

(Exact Name of Registrant as
Specified in its Charter)

Delaware	52-1010850
(State of Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

12920 Cloverleaf Center Drive, Germantown, MD, 20874
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (301) 444-2200

Item 5.

On March 17, 2004, Walter Fatzinger was elected to the Board of Directors of the Company for a term that expires on the date of the Annual Stockholders Meeting in 2005.

Mr. Fatzinger, age 61, joined ASB Capital Management, Inc. in February 1999 as President and CEO, and currently serves as Vice Chairman and a director of the firm. Before joining ASB Capital Management, Inc., he served as president of First National Bank of Maryland’s Greater Washington Region and as executive vice president of First National Bank of Maryland’s Institutional Bank.  Mr. Fatzinger also worked for American Security Bank, N.A. for 15 years, holding various executive positions, including a term as that organization’s president from 1991 to 1994.

He currently serves on the board of directors of the Cafritz Company, a Washington, D.C. based real estate development and property management firm, and he is a director at Fairfax, Virginia based ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs.  Mr. Fatzinger also serves as Vice-Chairman of the Board of Trustees of the University of Maryland Foundation, an affiliated foundation of the University System of Maryland (USM).  The Foundation assists the 13 USM institutions in investing and managing their funds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

OPTELECOM, INC.

Date: March 18, 2004	By	/s/ EDMUND LUDWIG
Edmund Ludwig
Director and President and CEO

Date: March 18, 2004	By	/s/ JAMES ARMSTRONG
James Armstrong
Director and Chief Financial Officer